Exhibit 99.3

MAKO SURGICAL CORP. AND PIPELINE ORTHOPEDICS, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

          On October 1, 2013, the MAKO Surgical Corp. (the “Company” or “MAKO”) entered into an Asset Purchase Agreement with Pipeline Biomedical Holdings, Inc. (the “Pipeline Parent”) and on October 8, 2013, pursuant to the terms of the Asset Purchase Agreement, the Company completed the acquisition of substantially all of Pipeline Parent’s business dedicated to the design, development, manufacture and commercialization of orthopedic devices and related instruments for use with robotic devices and manual medical procedures (the “Transaction”). The business acquired in the Transaction (“Pipeline”) consists of Pipeline Orthopedics, LLC (“Pipeline Orthopedics”), a wholly owned subsidiary of Pipeline Parent, excluding certain assets and liabilities of Pipeline Orthopedics that MAKO did not acquire under the Asset Purchase Agreement including cash and cash equivalents, accounts receivable, certain prepaid and other current assets, other assets, accounts payable and other accrued liabilities as described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

          The purchase price for the Transaction consisted of a $2.5 million credit for a payment previously made to Pipeline Parent and the Company’s issuance at closing to Pipeline Parent of an aggregate of 3,953,771 unregistered shares of common stock of the Company.

          The unaudited pro forma condensed combined balance sheet as of September 30, 2013, combines the historical balance sheets of MAKO and Pipeline Orthopedics, giving effect to the acquisition of Pipeline by MAKO as if it had occurred on September 30, 2013. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and for the fiscal year ended December 31, 2012, combine the historical statements of operations of MAKO and Pipeline Orthopedics, giving effect to the acquisition of Pipeline by MAKO as if it had occurred on January 1, 2012. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•

separate audited historical financial statements of MAKO as of and for the year ended December 31, 2012, and the related notes included in MAKO’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 28, 2013;

•	separate audited historical financial statements of Pipeline Orthopedics as of and for the years ended December 31, 2012 and 2011, and the related notes, which are included within this 8-K/A filing;
•

separate unaudited historical financial statements of MAKO as of and for the nine months ended September 30, 2013, and the related notes included in MAKO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed on November 6, 2013;

•	separate unaudited historical financial statements of Pipeline Orthopedics as of and for the nine months ended September 30, 2013, and the related notes, which is included within this 8-K filing; and

          The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

          Pursuant to the acquisition method of accounting, the purchase price, calculated as described in Note 4 to the unaudited pro forma condensed combined financial information, has been allocated to assets acquired and liabilities assumed based on their respective fair values. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

          The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the costs to integrate the operations of MAKO and Pipeline or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2013
(In thousands)

	MAKO Surgical Corp.	Pipeline Orthopedics, LLC	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$12,939	$11	$(11	)(a)	$12,939
Short-term investments	39,938	—	—		39,938
Accounts receivable, net of allowances	16,382	255	(255	)(b)	16,382
Inventory	24,589	1,471	129	(c)	26,189
Deferred cost of revenue	1,348	—	—		1,348
Prepaid and other current assets	3,295	15	(3	)(d)	3,307
Total current assets	98,491	1,752	(140)		100,103
Long-term investments	3,403	—	—		3,403
Cost method investment	4,181	—	—		4,181
Property and equipment, net	22,451	2,184	753	(e)	25,388
Intangible assets, net	5,298	—	41,600	(f)	46,898
Goodwill	—	—	73,422	(g)	73,422
Other assets	2,790	12	(2,335	)(h)	467
Total assets	$136,614	$3,948	$113,300		$253,862

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,036	$1,451	$(1,451	)(i)	$1,036
Accrued compensation and employee benefits	4,818	—	—		4,818
Other accrued liabilities	15,101	202	(128	)(j)	15,175
Deferred revenue	9,839	—	—		9,839
Warrant liability	8,029	—	—		8,029
Total current liabilities	38,823	1,653	(1,579)		38,897

Deferred revenue, non-current	755	—	—		755
Total liabilities	39,578	1,653	(1,579)		39,652

Commitments and contingencies	—	—	—		—

Stockholders’ Equity:
Preferred stock, $0.001 par value; 27,000,000 authorized; 0 shares issued and outstanding as of September 30, 2013	—	—	—		—
Common stock, $0.001 par value; 135,000,000 authorized; 47,189,076 shares issued and outstanding as of September 30, 2013 (excludes 12,500 unvested shares of restricted stock as of September 30, 2013)	47	—	4	(k)	51
Additional paid-in capital	369,194	24,500	92,567	(l)	486,261
Accumulated deficit	(272,180)	(22,205)	22,308	(m)	(272,077)
Accumulated other comprehensive income (loss)	(25)	—	—		(25)
Total stockholders’ equity	97,036	2,295	114,879		214,210
Total liabilities and stockholders’ equity	$136,614	$3,948	$113,300		$253,862

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2013
(In thousands, except per share data)

	MAKO Surgical Corp.	Pipeline Orthopedics, LLC	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Procedures	$47,438	$3,974	$(3,974	)(n)	$47,438
Systems	17,425	870	(870	)(n)	17,425
Service	10,933	—	—		10,933
Total revenue	75,796	4,844	(4,844)		75,796
Cost of revenue:
Procedures	15,755	4,723	(4,723	)(o)	15,755
Systems	7,353	992	(992	)(p)	7,353
Service	1,306	—	—		1,306
Total cost of revenue	24,414	5,715	(5,715)		24,414
Gross profit	51,382	(871)	871		51,382
Operating costs and expenses:
Selling, general and administrative (exclusive of depreciation and amortization)	64,535	1,653	(484	)(q)	65,704
Research and development (exclusive of depreciation and amortization)	16,881	3,635	(61	)(r)	20,455
Merger transaction expenses	6,611	—	—		6,611
Depreciation and amortization	6,323	—	2,077	(s)	8,400
Total operating costs and expenses	94,350	5,288	1,532		101,170

Loss from operations	(42,968)	(6,159)	(661)		(49,788)
Other income (expense), net	(7,621)	—	—		(7,621)

Loss before income taxes	(50,589)	(6,159)	(661)		(57,409)
Income tax expense	15	—	—		15

Net loss	$(50,604)	$(6,159)	$(661)		$(57,424)
Net loss per share - Basic and diluted	$(1.08)				$(1.13)
Weighted average common shares outstanding - Basic and diluted	46,926		3,954	(t)	50,880

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2012
(In thousands, except per share data)

	MAKO Surgical Corp.	Pipeline Orthopedics, LLC	Pro Forma Adjustments			Pro Forma Combined
Revenue:
Procedures	$50,920	$3,842		$(3,842	)(n)	$50,920
Systems	41,219	3,052		(3,052	)(n)	41,219
Service	10,580	—		—		10,580

Total revenue	102,719	6,894		(6,894)		102,719
Cost of revenue:
Procedures	16,845	3,905		(3,905	)(o)	16,845
Systems	15,289	3,599		(3,599	)(p)	15,289
Service	1,666	—		—		1,666
Total cost of revenue	33,800	7,504		(7,504)		33,800
Gross profit	68,919	(610)		610		68,919
Operating costs and expenses:
Selling, general and administrative (exclusive of depreciation and amortization)	76,992	2,460		(67	)(q)	79,385
Research and development (exclusive of depreciation and amortization)	20,256	5,531		(73	)(r)	25,714
Depreciation and amortization	7,188	—		2,769	(s)	9,957

Total operating costs and expenses	104,436	7,991		2,629		115,056

Loss from operations	(35,517)	(8,601)		(2,019)		(46,137)
Other income (expense), net	3,051	(1)		—		3,050

Loss before income taxes	(32,466)	(8,602)		(2,019)		(43,087)
Income tax expense	85	—		—		85

Net loss	$(32,551)	$(8,602)		$(2,019)		$(43,172)
Net loss per share - Basic and diluted	$(0.76)		$			$(0.93)
Weighted average common shares outstanding - Basic and diluted	42,658			3,954	(t)	46,612

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

          On October 1, 2013, MAKO entered into an Asset Purchase Agreement with Pipeline Parent and on October 8, 2013, pursuant to the terms of the Asset Purchase Agreement, MAKO completed the acquisition of substantially all of Pipeline Parent’s business dedicated to the design, development, manufacture and commercialization of orthopedic devices and related instruments for use with robotic devices and manual medical procedures.

          The purchase price for the Transaction consisted of a $2.5 million credit for a payment previously made to Pipeline Parent (the “Acquisition Credit”) and the Company’s issuance at closing to Pipeline Parent of an aggregate of 3,953,771 unregistered shares of common stock of the Company.

2.	Basis of Presentation

          The acquisition of Pipeline was accounted for in accordance with the acquisition method of accounting for business combinations with MAKO as the accounting acquirer. The unaudited pro forma condensed combined financial statements were based on the historical financial statements of MAKO and Pipeline after giving effect to the Acquisition Credit and the stock issued by MAKO to consummate the acquisition, as well as certain reclassifications, pro forma adjustments and adjustments to remove certain excluded assets and liabilities of Pipeline Orthopedics which MAKO did not acquire under the Asset Purchase Agreement. In accordance with the acquisition method of accounting for business combinations, the assets acquired and the liabilities assumed were recorded as of the completion of the Transaction, at their respective fair values, and added to those of MAKO. The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill.

          The accounting standards define the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurements date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, MAKO may be required to value assets at fair value measures that do not reflect MAKO’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

          Under the acquisition method, acquisition-related transaction costs (e.g. advisory, legal, valuation and other professional fees) are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented in the unaudited pro forma condensed combined statements of operations because they will not have a continuing impact on the combined results. Total acquisition-related costs for MAKO and Pipeline Parent were $508,000 and $370,000, respectively.

          The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of operating synergies expected to result from the acquisition.

          The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on September 30, 2013. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and year ended December 31, 2012 are presented as if the acquisition had occurred on January 1, 2012.

3.	Accounting Policies

          Upon review of Pipeline’s accounting policies, MAKO is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies. However, certain allocations and reclassifications were made to Pipeline’s balances to conform to MAKO’s financial statement presentation, as described in the accompanying notes. In addition, adjustments to remove certain excluded assets and liabilities of Pipeline Orthopedics which MAKO did not acquire under the Asset Purchase Agreement were made to the unaudited pro forma condensed combined financial statements, as described in the accompanying notes.

4.	Consideration Transferred

          The following is the consideration transferred to effect the acquisition of Pipeline:

(in thousands)
Acquisition Credit	$2,500
Fair value of 3,953,771 shares of MAKO common stock transferred as consideration	117,071
Total purchase consideration	$119,571

5.	Allocation of Purchase Price to Assets Acquired and Liabilities Assumed

          The following is the summary of the assets acquired and the liabilities assumed by MAKO in the Transaction, reconciled to the consideration transferred:

(in thousands)	Fair Value
Inventory	$1,600
Property and equipment	2,937
Other assets	12
Identifiable intangible assets	41,600
Liabilities	—
Net assets acquired	46,149
Goodwill	73,422
Total purchase price allocation	$119,571

          The estimated useful lives and fair values of the property and equipment acquired and identifiable intangible assets acquired are as follows:

(in thousands)	Estimated Useful Life (in years)	Fair Value
Furniture and fixtures	7	$72
Computer equipment and software	3	164
Leasehold improvements	7	290
Machinery and equipment	5	2,131
Tools, dies and instruments	4	280
Total Property and equipment		$2,937

Existing technology	8	$12,000
In-process research and development	TBD	27,600
Other intangible assets	3	2,000
Total identifiable intangible assets		$41,600

          In-process research and development are considered indefinite-lived intangible assets until completion or abandonment of the associated research and development efforts. At the time the economic life becomes determinable (upon project completion or abandonment) the asset will be amortized over its expecting remaining life.

          Goodwill is calculated as the difference between the fair value of consideration transferred and the fair values of assets acquired and liabilities assumed. Goodwill is not amortized but will be reviewed for impairment on an annual basis or sooner if indicators of impairment arise.

6.	Pro Forma Adjustments

          This note should be read in conjunction with Notes 1 through 5 above. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	To eliminate cash and cash equivalents of Pipeline Orthopedics which MAKO did not acquire under the Asset Purchase Agreement.

(b)	To eliminate accounts receivable of Pipeline Orthopedics which MAKO did not acquire under the Asset Purchase Agreement.

(c)	To record the fair value adjustment of the inventory acquired.

(d)	To eliminate certain prepaid and other current assets of Pipeline Orthopedics which MAKO did not acquire under the Asset Purchase Agreement.

(e)	To record the fair value adjustment of the property and equipment acquired.

(f)	To record identifiable intangible assets acquired in the Transaction.

(g)	To record goodwill as a result of the Transaction.

(h)

To eliminate other assets of Pipeline Orthopedics which MAKO did not acquire under the Asset Purchase Agreement, to record a fair value adjustment of MAKO’s Acquisition Credit as of the acquisition date, and to eliminate MAKO’s Acquisition Credit of $2.5 million (part of the consideration transferred under the Asset Purchase Agreement):

(in thousands)
To eliminate other assets retained by Pipeline Parent	$(12)
To record a fair value adjustment of the Acquisition Credit	177
To eliminate MAKO’s Acquisition Credit of $2.5 million	(2,500)
Net adjustment to other assets	(2,335)

(i)	To eliminate accounts payable of Pipeline Orthopedics which MAKO did not acquire under the Asset Purchase Agreement.

(j)	To eliminate other accrued liabilities of Pipeline Orthopedics which MAKO did not acquire under the Asset Purchase Agreement and to accrue transaction costs MAKO incurred in the Transaction:

(in thousands)
To eliminate other accrued liabilities retained by Pipeline from the acquisition	$(202)
To accrue transaction costs	74
Net adjustment to other accrued liabilities	(128)

(k)	To record the par value of MAKO’s common stock issued in the Transaction.

(l)	To eliminate Pipeline’s additional paid-in capital and to record additional paid-in capital for 3,953,771 shares of MAKO’s common stock issued in the Transaction:

(in thousands)
To eliminate Pipeline’s additional paid-in capital	$(24,500)
To record par value of MAKO’s common stock issued in the Transaction	117,067
Net adjustment to common stock	92,567

(m)	To eliminate Pipeline’s accumulated deficit, to record a fair value adjustment of MAKO’s Acquisition Credit, and to reflect MAKO’s remaining transaction costs:

(in thousands)
To eliminate Pipeline’s accumulated deficit	$22,205
To record a fair value adjustment of the Acquisition Credit	177
To record transaction costs	(74)
Net adjustment to accumulated deficit	22,308

(n)	To eliminate intercompany sales transactions between MAKO and Pipeline.

(o)

To reclassify Pipeline’s depreciation expense included in cost of revenue — procedures to conform to MAKO’s presentation and to eliminate intercompany cost of revenue — procedures between MAKO and Pipeline:

(in thousands)	Nine months ended September 30, 2013	Year ended December 31, 2012
To reclassify Pipeline’s depreciation expense	$(463)	$(478)
To eliminate intercompany cost of revenue - procedures	(4,260)	(3,427)
Net adjustment to cost of revenue - procedures	$(4,723)	$(3,905)

(p)	To reclassify Pipeline’s depreciation expense included in cost of revenue — systems to conform to MAKO’s presentation and to eliminate intercompany cost of revenue — systems between MAKO and Pipeline:

(in thousands)	Nine months ended September 30, 2013	Year ended December 31, 2012
To reclassify Pipeline’s depreciation expense	$(18)	$(35)
To eliminate intercompany cost of revenue - systems	(974)	(3,564)
Net adjustment to cost of revenue - systems	$(992)	$(3,599)

(q)

To reclassify Pipeline’s depreciation expense included in selling, general and administrative expense to conform to MAKO’s presentation and to eliminate MAKO’s transaction costs of $433,000 incurred and recorded in the nine months ending September 30, 2013:

(in thousands)	Nine months ended September 30, 2013	Year ended December 31, 2012

To reclassify Pipeline’s depreciation expense	$(51)	$(67)
To eliminate transaction costs related to the acquisition	(433)	—
Net adjustment to selling, general and administrative expense	$(484)	$(67)

(r)	To reclassify Pipeline’s depreciation expense included in research and development expense to conform to MAKO’s presentation.

(s)

To reclassify Pipeline’s depreciation expense from cost of revenue, selling, general and administrative expense and research and development expense to conform to MAKO’s presentation, to eliminate depreciation expense of Pipeline’s historical property and equipment assets, to record depreciation expense of the property and equipment acquired in the Transaction and to record amortization expense of the intangible assets acquired in the Transaction.

(in thousands)	Nine months ended September 30, 2013	Year ended December 31, 2012
To reclassify Pipeline’s depreciation expense	$593	$653
To eliminate depreciation expense of Pipeline’s historical property and equipment	(593)	(653)
To record depreciation expense of the property and equipment acquired	452	602
To record amortization expense of the intangible assets acquired	1,625	2,167
Net adjustment to depreciation and amortization expense	$2,077	$2,769

(t)

Relates to the 3,953,771 shares of common stock issued in the Transaction, assuming for the purposes of these unaudited pro forma condensed combined statements of operations that the Transaction closing date was January 1, 2012.